AMERICAN Homes 4 Rent®

5981

THIRD QUARTER 2016

SUPPLEMENTAL INFORMATION PACKAGE

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Third Quarter 2016 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2016.
Highlights

•	Total revenues increased 36.8% to $236.1 million for the third quarter of 2016 from $172.6 million for the third quarter of 2015.

•
Net loss attributable to common shareholders was $21.2 million, or $0.09 per basic and diluted share, for the third quarter of 2016, compared to a net loss attributable to common shareholders of $28.6 million, or $0.14 per basic and diluted share, for the third quarter of 2015.

•
Core Funds from Operations attributable to common share and unit holders for the third quarter of 2016 was $69.1 million, or $0.24 per FFO share and unit, compared to $49.3 million, or $0.19 per FFO share and unit, for the same period in 2015, which represents a 26.6% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the third quarter of 2016 was $56.6 million, or $0.19 per FFO share and unit, compared to $38.5 million, or $0.15 per FFO share and unit, for the same period in 2015, which represents a 32.6% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 61.0% for the third quarter of 2016, compared to 58.0% for the same period in 2015.

•	Core NOI after capital expenditures from Same-Home properties increased 12.3% and 12.4% year over year for the three and nine months ended September 30, 2016, respectively.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 95.4% and 95.9%, respectively, as of September 30, 2016.

•	Achieved strong rental rate growth with 5.0% and 3.4% rental rate increases on new and renewal leases, respectively, during the quarter ended September 30, 2016.

•
In August 2016, the Company entered into a $1.0 billion credit agreement, which replaced the Company's existing $800.0 million senior secured revolving credit facility and was used to pay off the $342.1 million ARP 2014-SFR1 asset-backed securitization in September 2016 (see additional details under Capital Activities and Balance Sheet).

“I am extremely pleased with our continued operational progress, which produced a 26.6% increase in our Core FFO per share and a 32.6% increase in our AFFO per share during the third quarter” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Additionally, our strong balance sheet, including a new $1 billion credit facility executed in the third quarter, provides us with the capacity to accelerate our acquisition activities. We are well positioned to generate strong results in 2017 and beyond through outsized rental rate growth and continued expenditure controls, including our maintenance initiatives.”
Third Quarter 2016 Financial Results
Total revenues increased 36.8% to $236.1 million for the third quarter of 2016 from $172.6 million for the third quarter of 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,746 homes as of September 30, 2016, which includes 7,249 homes acquired from American Residential Properties ("ARPI"), compared to 35,617 homes as of September 30, 2015.
Net loss attributable to common shareholders was $21.2 million, or $0.09 per basic and diluted share, for the third quarter of 2016, compared to a net loss attributable to common shareholders of $28.6 million, or $0.14 per basic and diluted share, for the third quarter of 2015. This improvement was primarily attributable to higher revenues and a net gain on the sale of single-family properties, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count, a rise in interest expense due to higher outstanding borrowings and a loss on the early extinguishment of debt.

American Homes 4 Rent

Earnings Press Release (continued)

Core NOI from Same-Home properties increased 10.9% to $65.3 million for the third quarter of 2016, compared to $58.9 million for the third quarter of 2015. This increase was primarily due to higher average occupancy levels and rental rate growth. After capital expenditures, Core NOI from Same-Home properties increased 12.3% to $59.6 million for the third quarter of 2016, compared to $53.1 million for the third quarter of 2015. This additional improvement was attributable to operational enhancements resulting in lower levels of capital expenditures.
Core NOI on our total portfolio increased 38.2% to $120.4 million for the third quarter of 2016, compared to $87.2 million for the third quarter of 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $69.1 million, or $0.24 per FFO share and unit, for the third quarter of 2016, compared to $49.3 million, or $0.19 per FFO share and unit, for the third quarter of 2015. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the third quarter of 2016 was $56.6 million, or $0.19 per FFO share and unit, compared to $38.5 million, or $0.15 per FFO share and unit, for the same period in 2015.
Year-to-Date 2016 Financial Results
Total revenues increased 42.2% to $651.3 million for the nine-month period ended September 30, 2016, from $458.0 million for the nine-month period ended September 30, 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,746 homes as of September 30, 2016, which includes 7,249 homes acquired from ARPI, compared to 35,617 homes as of September 30, 2015.
Net loss attributable to common shareholders was $35.9 million, or $0.15 per basic and diluted share, for the nine-month period ended September 30, 2016, compared to a net loss attributable to common shareholders of $64.1 million, or $0.30 per basic and diluted share, for the nine-month period ended September 30, 2015. This improvement was primarily attributable to higher revenues, a net gain on the sale of single-family properties and a gain on the conversion of Series E convertible units into Series D convertible units, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count, a rise in interest expense due to higher outstanding borrowings and a loss on the early extinguishment of debt.
Core NOI from Same-Home properties increased 8.3% to $197.1 million for the nine-month period ended September 30, 2016, compared to $182.0 million for the nine-month period ended September 30, 2015. This increase was primarily due to higher average occupancy levels and rental rate growth. After capital expenditures, Core NOI from Same-Home properties increased 12.4% to $183.3 million for the nine-month period ended September 30, 2016, compared to $163.1 million for the nine-month period ended September 30, 2015. This additional improvement was attributable to operational enhancements resulting in lower levels of capital expenditures.
Core NOI on our total portfolio increased 40.3% to $347.5 million for the nine-month period ended September 30, 2016, compared to $247.8 million for the nine-month period ended September 30, 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.
Core FFO attributable to common share and unit holders was $206.2 million, or $0.72 per FFO share and unit, for the nine-month period ended September 30, 2016, compared to $136.5 million, or $0.51 per FFO share and unit, for the nine-month period ended September 30, 2015. Adjusted Funds from Operations attributable to common share and unit holders for the nine-month period ended September 30, 2016, was $174.8 million, or $0.61 per FFO share and unit, compared to $102.3 million, or $0.39 per FFO share and unit, for the same period in 2015.

American Homes 4 Rent

Earnings Press Release (continued)

Core NOI, Same-Home Core NOI, Same-Home Core NOI after capital expenditures, Funds from Operations attributable to common share and unit holders ("FFO attributable to common share and unit holders"), Core FFO attributable to common share and unit holders, and Adjusted FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of September 30, 2016, the Company had 44,746 leased properties, an increase of 17 properties from June 30, 2016. As of September 30, 2016, the leased percentage on Same-Home properties was 95.9%, compared to 97.0% as of June 30, 2016.
Investments
During the third quarter of 2016, the Company’s total portfolio grew to 48,153 homes as of September 30, 2016, including 1,238 homes held for sale, compared to 48,038 homes as of June 30, 2016, including 1,582 homes held for sale, an increase of 115 homes, which included 571 homes acquired, 453 homes sold and 3 homes rescinded. The 453 homes sold during the third quarter of 2016 generated total net proceeds of $56.2 million, resulting in a net gain of $11.7 million.
Capital Activities and Balance Sheet
In July 2016, the Company paid off the $142.0 million of borrowings that had been outstanding on our old credit facility as of June 30, 2016, using proceeds from our 6.35% Series E perpetual preferred share offering. In August 2016, the Company entered into a new $1.0 billion credit agreement, which replaced our existing $800.0 million senior secured revolving credit facility, and includes a revolving credit facility in an aggregate principal amount of $650.0 million, with a fully extended maturity date of August 2020, and a delayed draw term loan facility in an aggregate principal amount of $350.0 million, with a fully extended maturity date of August 2021. The interest rate on the new revolving credit facility is, at the Company's election, a LIBOR rate plus a margin ranging from 1.75% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.75% to 1.30%. Loans under the term loan facility accrue interest, at the Company's election, at either a LIBOR rate plus a margin ranging from 1.70% to 2.30% or a base rate plus a margin ranging from 0.70% to 1.30%. In each case, the actual margin is determined according to a ratio of the Company's total indebtedness to total asset value in effect from time to time. Based on current credit metrics for LIBOR based borrowings as of September 30, 2016, the revolving credit facility bears interest at a LIBOR rate plus 1.85% and the term loan facility bears interest at a LIBOR rate plus 1.80%.
In September 2016, the Company paid off the $342.1 million ARP 2014-SFR1 asset-backed securitization, using available cash and borrowings from our credit facilities.
In September 2016, the Alaska Permanent Fund Corporation sold 43.5 million of the Company's Class A common shares of beneficial interest, with a $0.01 par value per share, in a registered offering. The Company did not offer any Class A common shares and did not receive any proceeds in the secondary offering.
As of September 30, 2016, the Company had cash and cash equivalents of $106.3 million and had total outstanding debt of $3.0 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average stated interest rate of 3.72% and a weighted-average term to maturity of 13.6 years. The Company’s new $650.0 million revolving credit facility and $350.0 million term loan facility had outstanding balances of $75.0 million and $250.0 million, respectively, at the end of the quarter.

American Homes 4 Rent

Earnings Press Release (continued)

Additional Information
A copy of the Company’s Third Quarter 2016 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 4, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2016, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 18, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13647203#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2016, we owned 48,153 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we will continue to capture the benefits of our recent maintenance initiatives and will continue to generate strong results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Earnings Press Release (continued)

Non-GAAP Financial Measures
This press release and the Third Quarter 2016 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Third Quarter 2016 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
Operating Data
Core revenues from single-family properties	$197,426	$148,741	$561,350	$407,989
Core net operating income	$120,431	$87,160	$347,521	$247,774
Core net operating income margin	61.0%	58.6%	61.9%	60.7%
G&A expense as % of total revenues	3.2%	3.5%	3.5%	4.0%
Annualized G&A expense as % of total assets	0.37%	0.35%	0.38%	0.36%
Adjusted EBITDA	$115,507	$80,319	$332,351	$221,107
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.17	$0.15	$0.64	$0.46
Core FFO attributable to common share and unit holders	$0.24	$0.19	$0.72	$0.51
Adjusted FFO attributable to common share and unit holders	$0.19	$0.15	$0.61	$0.39

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,545,398	$7,521,659	$7,561,189	$6,289,938	$6,267,464
Total assets	$8,086,499	$8,252,400	$8,097,710	$6,751,219	$6,907,373
Outstanding borrowings under credit facilities, net	$321,575	$142,000	$438,000	$—	$—
Total debt	$2,988,383	$3,166,858	$3,469,465	$2,580,962	$2,587,172
Total equity capitalization	$7,331,502	$6,978,527	$5,150,343	$4,824,925	$4,672,546
Total market capitalization	$10,319,885	$10,145,385	$8,619,808	$7,405,887	$7,259,718
Total debt to total market capitalization	29.0%	31.2%	40.2%	34.9%	35.6%
NYSE AMH Class A common share closing price	$21.64	$20.48	$15.90	$16.66	$16.08

Portfolio Data - end of period
Occupied single-family properties	44,267	44,021	43,907	35,958	35,232
Executed leases for future occupancy	479	708	548	445	385
Total leased single-family properties	44,746	44,729	44,455	36,403	35,617
Single-family properties in acquisition process	86	65	109	151	149
Single-family properties being renovated	320	118	211	325	661
Single-family properties being prepared for re-lease	90	177	136	178	283
Vacant single-family properties available for re-lease	1,625	1,333	1,242	1,432	1,389
Vacant single-family properties available for initial lease	48	34	221	246	232
Total single-family properties, excluding held for sale	46,915	46,456	46,374	38,735	38,331
Single-family properties held for sale	1,238	1,582	1,581	45	46
Total single-family properties	48,153	48,038	47,955	38,780	38,377
Total leased percentage (1)	95.4%	96.3%	95.9%	94.0%	92.9%
Total occupancy percentage (1)	94.4%	94.8%	94.7%	92.8%	91.9%
Same-Home leased percentage (25,273 properties)	95.9%	97.0%	96.9%	95.3%	94.8%
Same-Home occupancy percentage (25,273 properties)	94.8%	95.5%	95.8%	94.3%	93.8%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share (2)	$0.41	$0.17	$—	$—	$—
Distributions declared per Series E perpetual preferred share (2)	$0.41	$—	$—	$—	$—

(1)
Beginning January 1, 2016, leased and occupancy percentages are calculated based on single-family properties, excluding held for sale. Prior period percentages have been restated to conform to the current presentation.

(2)
Series D perpetual preferred shares offering close date and initial dividend start date is May 24, 2016. Series E perpetual preferred shares offering close date and initial dividend start date is June 29, 2016, with the initial distribution in the third quarter of 2016.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
Revenues:
Rents from single-family properties	$197,137	$148,815	$558,623	$407,313
Fees from single-family properties	2,898	2,146	7,819	5,681
Tenant charge-backs	30,808	19,881	72,077	40,215
Other	5,214	1,771	12,811	4,780
Total revenues	236,057	172,613	651,330	457,989

Expenses:
Property operating expenses	110,412	85,052	290,998	215,699
General and administrative expense	7,563	6,090	22,966	18,497
Interest expense	32,851	23,866	99,309	61,539
Noncash share-based compensation expense	891	913	2,744	2,343
Acquisition fees and costs expensed	1,757	4,153	10,899	14,297
Depreciation and amortization	75,392	67,800	224,513	180,685
Other	3,142	1,152	6,482	2,686
Total expenses	232,008	189,026	657,911	495,746

Gain on sale of single-family properties, net	11,682	—	12,574	—
Loss on early extinguishment of debt	(13,408)	—	(13,408)	—
Gain on conversion of Series E units	—	—	11,463	—
Remeasurement of Series E units	—	(525)	—	3,456
Remeasurement of preferred shares	(2,490)	(3,000)	(2,940)	(2,300)

Net (loss) income	(167)	(19,938)	1,108	(36,601)

Noncontrolling interest	7,316	3,109	10,391	10,795
Dividends on preferred shares	13,669	5,569	26,650	16,707

Net loss attributable to common shareholders	$(21,152)	$(28,616)	$(35,933)	$(64,103)

Weighted-average shares outstanding—basic and diluted	238,401,343	211,414,368	232,036,802	211,460,840

Net loss attributable to common shareholders per share—basic and diluted	$(0.09)	$(0.14)	$(0.15)	$(0.30)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
Net loss attributable to common shareholders	$(21,152)	$(28,616)	$(35,933)	$(64,103)
Adjustments:
Noncontrolling interests in the Operating Partnership	7,542	3,123	10,838	10,853
Net (gain) loss on sale / impairment of single-family properties	(11,115)	—	(11,107)	—
Depreciation and amortization	75,392	67,800	224,513	180,685
Less: depreciation and amortization of non-real estate assets	(1,602)	(1,291)	(4,345)	(5,518)
Less: outside interest in depreciation of partially owned properties	—	(291)	—	(879)
FFO attributable to common share and unit holders	$49,065	$40,725	$183,966	$121,038
Adjustments:
Acquisition fees and costs expensed	1,757	4,153	10,899	14,297
Noncash share-based compensation expense	891	913	2,744	2,343
Noncash interest expense related to acquired debt	1,474	—	3,699	—
Loss on early extinguishment of debt	13,408	—	13,408	—
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	525	—	(3,456)
Remeasurement of preferred shares	2,490	3,000	2,940	2,300
Core FFO attributable to common share and unit holders	$69,085	$49,316	$206,193	$136,522
Recurring capital expenditures	(10,411)	(8,458)	(25,183)	(26,443)
Leasing costs	(2,119)	(2,312)	(6,199)	(7,733)
Adjusted FFO attributable to common share and unit holders	$56,555	$38,546	$174,811	$102,346

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.17	$0.15	$0.64	$0.46
Core FFO attributable to common share and unit holders	$0.24	$0.19	$0.72	$0.51
Adjusted FFO attributable to common share and unit holders	$0.19	$0.15	$0.61	$0.39

Weighted-average FFO shares and units:
Common shares outstanding	238,401,343	211,414,368	232,036,802	211,460,840
Class A units	46,807,147	14,440,670	39,957,544	14,440,670
Series C units	—	31,085,974	6,580,243	31,085,974
Series D units	8,750,000	4,375,000	7,807,938	4,375,000
Series E units	—	4,375,000	942,062	4,375,000
Total weighted-average FFO shares and units	293,958,490	265,691,012	287,324,589	265,737,484
FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our single-family properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
Rents from single-family properties	$197,137	$148,815	$558,623	$407,313
Fees from single-family properties	2,898	2,146	7,819	5,681
Bad debt expense	(2,609)	(2,220)	(5,092)	(5,005)
Core revenues from single-family properties	197,426	148,741	561,350	407,989

Property operating expenses (1)	110,412	83,682	290,998	205,435
Expenses reimbursed by tenant charge-backs	(30,808)	(19,881)	(72,077)	(40,215)
Bad debt expense	(2,609)	(2,220)	(5,092)	(5,005)
Core property operating expenses	76,995	61,581	213,829	160,215

Core net operating income	$120,431	$87,160	$347,521	$247,774
Core net operating income margin	61.0%	58.6%	61.9%	60.7%

(1)
Property operating expenses for the three and nine months ended September 30, 2015, reflect amounts previously presented as leased property operating expenses, which have been combined into property operating expenses to conform to the current presentation.

	For the Three Months Ended Sep 30, 2016
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Other & Held for Sale Properties (1)	Total Single-Family Properties
Property count	25,273	10,907	7,502	4,471	48,153

Rents from single-family properties	$106,871	$45,051	$29,750	$15,465	$197,137
Fees from single-family properties	1,516	629	411	342	2,898
Bad debt expense	(1,234)	(523)	(355)	(497)	(2,609)
Core revenues from single-family properties	107,153	45,157	29,806	15,310	197,426

Property operating expenses	60,098	26,061	14,783	9,470	110,412
Expenses reimbursed by tenant charge-backs	(17,035)	(9,138)	(2,269)	(2,366)	(30,808)
Bad debt expense	(1,234)	(523)	(355)	(497)	(2,609)
Core property operating expenses	41,829	16,400	12,159	6,607	76,995

Core net operating income	$65,324	$28,757	$17,647	$8,703	$120,431
Core net operating income margin	61.0%	63.7%	59.2%	56.8%	61.0%

(1)	Includes 2,385 properties acquired through bulk purchases, 848 non-stabilized properties and 1,238 properties classified as held for sale.

Core Net Operating Income ("Core NOI") is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2016	2015	Change	2016	2015	Change
Number of Same-Home properties	25,273	25,273		25,273	25,273
Leased percentage as of period end	95.9%	94.8%	1.1%	95.9%	94.8%	1.1%
Occupancy percentage as of period end	94.8%	93.9%	0.9%	94.8%	93.9%	0.9%
Average occupancy percentage	95.2%	94.1%	1.1%	95.1%	93.9%	1.2%
Economic occupancy percentage	94.9%	93.1%	1.8%	95.3%	92.8%	2.5%
Average contractual monthly rent as of end of period	$1,496	$1,443	3.7%	$1,496	$1,443	3.7%
Retention rate	67.6%	67.7%	(0.1)%	68.4%	69.2%	(0.8)%
Turnover rate	12.3%	12.0%	0.3%	N/A	N/A	N/A
Turnover rate - TTM	40.7%	N/A	N/A	N/A	N/A	N/A

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$106,871	$101,708	5.1%	$317,261	$301,401	5.3%
Fees from single-family properties	1,516	1,432	5.9%	4,175	3,648	14.4%
Bad debt	(1,234)	(1,584)	(22.1)%	(2,568)	(3,774)	(32.0)%
Core revenues from Same-Home properties	107,153	101,556	5.5%	318,868	301,275	5.8%

Property tax	19,656	18,372	7.0%	58,944	53,924	9.3%
HOA fees, net of tenant charge-backs	2,082	2,056	1.3%	6,124	6,237	(1.8)%
R&M and turnover costs, net of tenant charge-backs	8,935	11,869	(24.7)%	23,876	28,703	(16.8)%
In-house maintenance	1,162	—	—%	2,385	—	—%
Insurance	1,114	1,309	(14.9)%	3,464	3,989	(13.2)%
Property management	8,880	9,072	(2.1)%	26,938	26,460	1.8%
Core property operating expenses from Same-Home properties	41,829	42,678	(2.0)%	121,731	119,313	2.0%

Core net operating income	$65,324	$58,878	10.9%	$197,137	$181,962	8.3%
Core net operating income margin	61.0%	58.0%		61.8%	60.4%

Capital expenditures	5,720	5,798	(1.3)%	13,879	18,900	(26.6)%
Core net operating income after capital expenditures	$59,604	$53,080	12.3%	$183,258	$163,062	12.4%

Per property:
Average capital expenditures	$226	$229	(1.3)%	$549	$748	(26.6)%
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$626	$699	(10.5)%	$1,588	$1,884	(15.7)%

Same-Home Results – Sequential Quarterly History

	For the Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$106,871	$105,978	$104,412	$101,898	$101,708
Fees from single-family properties	1,516	1,353	1,306	1,261	1,432
Bad debt	(1,234)	(713)	(621)	(561)	(1,584)
Core revenues from Same-Home properties	107,153	106,618	105,097	102,598	101,556

Property tax	19,656	20,077	19,211	18,579	18,372
HOA fees, net of tenant charge-backs	2,082	1,998	2,044	2,117	2,056
R&M and turnover costs, net of tenant charge-backs	8,935	7,529	7,412	8,651	11,869
In-house maintenance	1,162	725	498	—	—
Insurance	1,114	1,133	1,217	1,356	1,309
Property management	8,880	8,797	9,261	9,001	9,072
Core property operating expenses from Same-Home properties	41,829	40,259	39,643	39,704	42,678

Core net operating income	$65,324	$66,359	$65,454	$62,894	$58,878
Core net operating income margin	61.0%	62.2%	62.3%	61.3%	58.0%

Capital expenditures	5,720	4,833	3,326	3,860	5,798
Core net operating income after capital expenditures	$59,604	$61,526	$62,128	$59,034	$53,080

Per property:
Average capital expenditures	$226	$191	$132	$153	$229
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$626	$518	$445	$495	$699

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

				Average Contractual Monthly Rent (1)
Market	Number of Properties	Gross Book Value per Property	% of 3Q16 NOI	Sep 30, 2016	Sep 30, 2015	% Change
Dallas-Fort Worth, TX	2,351	$162,304	8.7%	$1,614	$1,545	4.5%
Indianapolis, IN	2,207	151,780	7.5%	1,317	1,300	1.3%
Atlanta, GA	1,539	170,460	6.0%	1,470	1,390	5.8%
Greater Chicago area, IL and IN	1,496	176,093	4.9%	1,717	1,678	2.3%
Cincinnati, OH	1,443	175,229	6.1%	1,490	1,453	2.5%
Houston, TX	1,334	179,049	4.3%	1,667	1,629	2.3%
Charlotte, NC	1,305	172,836	5.7%	1,461	1,393	4.9%
Nashville, TN	1,105	207,548	6.0%	1,644	1,582	3.9%
Jacksonville, FL	1,066	151,739	3.8%	1,388	1,331	4.3%
Raleigh, NC	967	181,485	4.1%	1,436	1,382	3.9%
Phoenix, AZ	941	156,691	3.4%	1,223	1,164	5.1%
Columbus, OH	914	152,957	4.0%	1,479	1,420	4.2%
Tampa, FL	866	197,723	3.6%	1,643	1,578	4.1%
Salt Lake City, UT	744	220,232	3.8%	1,544	1,486	3.9%
Las Vegas, NV	664	174,600	2.8%	1,416	1,349	5.0%
Orlando, FL	656	169,658	2.5%	1,515	1,444	4.9%
Austin, TX	439	150,746	1.3%	1,446	1,392	3.9%
Greensboro, NC	412	171,399	1.5%	1,380	1,338	3.1%
San Antonio, TX	404	153,377	1.3%	1,454	1,394	4.3%
Charleston, SC	401	180,529	1.8%	1,560	1,486	5.0%
All Other (2)	4,019	180,151	16.9%	1,466	1,420	3.2%
Total / Average	25,273	$172,948	100.0%	$1,496	$1,443	3.7%

	Average Occupancy Percentage			Average Occupancy Percentage
Market	3Q16 QTD	3Q15 QTD	Change	3Q16 YTD	3Q15 YTD	Change
Dallas-Fort Worth, TX	96.2%	96.3%	(0.1)%	96.2%	95.8%	0.4%
Indianapolis, IN	93.8%	91.1%	2.7%	94.2%	90.8%	3.4%
Atlanta, GA	96.5%	94.9%	1.6%	96.4%	95.8%	0.6%
Greater Chicago area, IL and IN	95.0%	92.5%	2.5%	94.9%	93.1%	1.8%
Cincinnati, OH	94.6%	93.2%	1.4%	94.2%	92.9%	1.3%
Houston, TX	92.5%	93.0%	(0.5)%	93.1%	93.3%	(0.2)%
Charlotte, NC	96.1%	96.1%	—%	95.8%	95.6%	0.2%
Nashville, TN	96.1%	93.7%	2.4%	95.5%	93.9%	1.6%
Jacksonville, FL	95.1%	92.3%	2.8%	94.9%	93.5%	1.4%
Raleigh, NC	95.0%	94.2%	0.8%	95.4%	94.1%	1.3%
Phoenix, AZ	97.3%	96.3%	1.0%	96.9%	95.3%	1.6%
Columbus, OH	96.0%	94.6%	1.4%	95.9%	94.6%	1.3%
Tampa, FL	95.6%	95.0%	0.6%	95.2%	95.6%	(0.4)%
Salt Lake City, UT	95.8%	94.2%	1.6%	95.9%	93.0%	2.9%
Las Vegas, NV	97.1%	97.5%	(0.4)%	96.6%	96.0%	0.6%
Orlando, FL	96.7%	95.4%	1.3%	96.2%	95.3%	0.9%
Austin, TX	93.5%	94.5%	(1.0)%	93.8%	95.3%	(1.5)%
Greensboro, NC	94.9%	94.2%	0.7%	94.7%	94.4%	0.3%
San Antonio, TX	93.2%	95.5%	(2.3)%	94.7%	95.5%	(0.8)%
Charleston, SC	97.8%	94.8%	3.0%	95.3%	94.0%	1.3%
All Other (2)	94.1%	93.5%	0.6%	94.3%	92.6%	1.7%
Total / Average	95.2%	94.1%	1.1%	95.1%	93.9%	1.2%

(1)	Average contractual monthly rent as of end of period.

(2)	Represents 22 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2016	Dec 31, 2015
	(Unaudited)
Assets
Single-family properties:
Land	$1,497,681	$1,229,017
Buildings and improvements	6,542,708	5,469,533
Single-family properties held for sale, net	105,308	7,432
	8,145,697	6,705,982
Less: accumulated depreciation	(600,299)	(416,044)
Single-family properties, net	7,545,398	6,289,938
Cash and cash equivalents	106,308	57,686
Restricted cash	131,367	111,282
Rent and other receivables, net	21,818	13,936
Escrow deposits, prepaid expenses and other assets	120,609	121,627
Deferred costs and other intangibles, net	15,016	10,429
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,317	120,655
Total assets	$8,086,499	$6,751,219

Liabilities
Revolving credit facilities	$75,000	$—
Term loan facility, net	246,575	—
Asset-backed securitizations, net	2,447,898	2,473,643
Exchangeable senior notes, net	107,283	—
Secured note payable	50,065	50,752
Accounts payable and accrued expenses	241,067	154,751
Amounts payable to affiliates	—	4,093
Contingently convertible Series E units liability	—	69,957
Preferred shares derivative liability	65,730	62,790
Total liabilities	3,233,618	2,815,986

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,378	2,072
Class B common shares	6	6
Preferred shares	370	171
Additional paid-in capital	4,464,792	3,554,063
Accumulated deficit	(368,795)	(296,865)
Accumulated other comprehensive income (loss)	28	(102)
Total shareholders’ equity	4,098,779	3,259,345

Noncontrolling interest	754,102	675,888
Total equity	4,852,881	3,935,233

Total liabilities and equity	$8,086,499	$6,751,219

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Debt Summary and Maturity Schedule as of September 30, 2016
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Revolving credit facility (2)	$75,000	2.5%	2.38%	3.9
Term loan facility (3)	250,000	8.4%	2.33%	4.9
AH4R 2014-SFR1 (4)	457,979	15.3%	2.07%	2.7
Total floating rate debt	782,979	26.2%	2.18%	3.5

Fixed rate debt:
AH4R 2014-SFR2	503,093	16.8%	4.42%	8.0
AH4R 2014-SFR3	519,148	17.4%	4.40%	8.2
AH4R 2015-SFR1 (5)	544,861	18.3%	4.14%	28.5
AH4R 2015-SFR2 (5)	473,237	15.8%	4.36%	29.0
Exchangeable senior notes	115,000	3.8%	3.25%	2.1
Secured note payable	50,065	1.7%	4.06%	2.8
Total fixed rate debt	2,205,404	73.8%	4.26%	17.2

Total debt	$2,988,383	100.0%	3.72%	13.6

Unamortized discounts and loan costs	(61,562)
Total debt per balance sheet	$2,926,821
Note: Total interest expense for the three and nine months ended September 30, 2016, includes $2.7 million and $8.1 million of loan cost amortization, respectively, and $1.5 million and $3.7 million of noncash interest expense related to acquired debt, respectively. Total interest expense capitalized during the three and nine months ended September 30, 2016, was $0.6 million and $1.6 million, respectively.

Year	Floating Rate (6)	Fixed Rate	Total	% of Total
Remaining 2016	$—	$5,415	$5,415	0.2%
2017	—	21,683	21,683	0.7%
2018	—	136,723	136,723	4.6%
2019	457,979	68,564	526,543	17.6%
2020	75,000	20,714	95,714	3.2%
2021	250,000	20,714	270,714	9.1%
2022	—	20,714	20,714	0.7%
2023	—	20,714	20,714	0.7%
2024	—	957,057	957,057	32.0%
2025	—	10,302	10,302	0.3%
Thereafter (5)	—	922,804	922,804	30.9%
Total	$782,979	$2,205,404	$2,988,383	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of end of period.

(2)
Our revolving credit facility provides for a borrowing capacity of up to $650.0 million through a fully extended maturity date of August 2020 and bears interest, based on our election, at a LIBOR rate plus a margin ranging from 1.75% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.75% to 1.30%. The interest rate shown above reflects the Company's LIBOR borrowing rate, based on 1-month LIBOR and applicable margin, as of the end of the period. Balance reflects borrowings outstanding as of September 30, 2016.

(3)
Our term loan facility provides for a delayed draw borrowing capacity of up to $350.0 million through February 2017, with outstanding borrowings due, based on a fully extended maturity date, in August 2021, and bears interest, based on our election, at a LIBOR rate plus a margin ranging from 1.70% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.70% to 1.30%. The interest rate shown above reflects the Company's LIBOR borrowing rate, based on 1-month LIBOR and applicable margin, as of the end of the period. Balance reflects borrowings outstanding as of September 30, 2016.

(4)
AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%, and has an interest rate cap agreement through June 2017 with a LIBOR-based strike rate of 3.56%. Years to maturity reflects fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(5)
AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(6)
Reflects our revolving credit facility based on fully extended maturity date of August 2020, our term loan facility based on fully extended maturity date of August 2021 and AH4R 2014-SFR1 securitization based on fully extended maturity date of June 2019.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Capital Structure as of September 30, 2016
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$782,979
Fixed rate debt		2,205,404
Total debt		2,988,383	29.0%

Common shares outstanding (1)	238,431,859
Operating partnership units (1)	55,555,960
Total shares and units	293,987,819

NYSE AMH Class A common share closing price at September 30, 2016	$21.64

Market value of common shares and operating partnership units		6,361,896
Participating preferred shares (see below)		470,856
Perpetual preferred shares (see below)		498,750
Total equity capitalization		7,331,502	71.0%

Total market capitalization		$10,319,885	100.0%

(1)	Reflects total common shares and operating partnership units outstanding as of end of period.

Participating Preferred Shares

	Initial Redemption Period	Outstanding Shares	Current Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.0% Series A	9/30/2017-9/30/2020	5,060,000	$27.78	$140,555	$1.250	$6,325
5.0% Series B	9/30/2017-9/30/2020	4,400,000	$27.78	122,222	$1.250	5,500
5.5% Series C	3/31/2018-3/31/2021	7,600,000	$27.38	208,079	$1.375	10,450
		17,060,000		$470,856		$22,275

(1)
Current liquidation value reflects initial liquidation value, of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Perpetual Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.5% Series D	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.35% Series E	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
		19,950,000		$498,750		$32,074

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Top 20 Markets Summary as of September 30, 2016
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,340	9.3%	$161,389	2,121	12.9
Atlanta, GA	3,950	8.4%	163,473	2,109	15.7
Houston, TX	3,153	6.7%	162,284	2,113	10.9
Indianapolis, IN	2,901	6.2%	150,993	1,933	14.0
Phoenix, AZ	2,776	5.9%	161,315	1,813	14.0
Charlotte, NC	2,800	6.0%	173,351	2,024	13.3
Nashville, TN	2,381	5.1%	197,101	2,087	12.3
Greater Chicago area, IL and IN	2,047	4.4%	180,248	1,897	15.1
Cincinnati, OH	1,952	4.2%	171,867	1,846	14.4
Raleigh, NC	1,828	3.9%	175,832	1,845	12.0
Tampa, FL	1,729	3.7%	186,436	1,954	13.0
Jacksonville, FL	1,659	3.5%	153,475	1,902	12.7
Orlando, FL	1,557	3.3%	169,292	1,871	15.4
Columbus, OH	1,500	3.2%	153,856	1,830	15.2
Salt Lake City, UT	1,048	2.2%	220,135	2,131	15.4
Las Vegas, NV	1,023	2.2%	174,412	1,841	13.7
San Antonio, TX	1,003	2.1%	155,029	2,010	13.6
Winston Salem, NC	761	1.6%	149,141	1,729	12.8
Austin, TX	695	1.5%	151,326	1,850	12.4
Charleston, SC	725	1.5%	179,239	1,862	10.7
All Other (3)	7,087	15.1%	187,893	1,874	13.4
Total / Average	46,915	100.0%	$171,382	1,959	13.5
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases
Dallas-Fort Worth, TX	97.4%	96.4%	$1,599	4.2%	5.9%
Atlanta, GA	95.5%	94.7%	1,403	4.0%	8.6%
Houston, TX	93.5%	92.1%	1,588	2.7%	1.3%
Indianapolis, IN	94.7%	93.7%	1,317	1.9%	2.8%
Phoenix, AZ	98.3%	97.2%	1,172	3.4%	8.6%
Charlotte, NC	95.2%	94.2%	1,447	3.8%	7.0%
Nashville, TN	95.0%	94.5%	1,601	3.2%	6.0%
Greater Chicago area, IL and IN	95.7%	94.4%	1,739	2.8%	2.3%
Cincinnati, OH	95.2%	94.3%	1,481	3.2%	4.0%
Raleigh, NC	96.0%	95.2%	1,407	3.1%	4.0%
Tampa, FL	94.0%	93.2%	1,584	3.4%	5.6%
Jacksonville, FL	93.8%	92.7%	1,385	3.3%	4.9%
Orlando, FL	97.9%	97.2%	1,460	3.7%	7.0%
Columbus, OH	94.5%	93.5%	1,475	3.3%	6.5%
Salt Lake City, UT	97.4%	96.3%	1,539	2.8%	7.0%
Las Vegas, NV	97.5%	97.0%	1,375	3.8%	7.3%
San Antonio, TX	94.7%	93.4%	1,445	3.7%	5.3%
Winston Salem, NC	96.3%	95.0%	1,231	3.1%	(0.9)%
Austin, TX	95.3%	94.0%	1,433	3.8%	6.3%
Charleston, SC	92.8%	92.3%	1,550	3.6%	6.9%
All Other (3)	94.0%	92.7%	1,512	3.3%	3.4%
Total / Average	95.4%	94.4%	$1,475	3.4%	5.0%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of end of period.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Leasing Performance

	3Q15	4Q15	1Q16	2Q16	3Q16
Average change in rent for re-leases	5.0%	2.4%	4.7%	7.5%	5.0%
Average change in rent for renewals	3.3%	3.7%	4.1%	4.1%	3.4%

Scheduled Lease Expirations

	MTM	4Q16	1Q17	2Q17	3Q17	Thereafter
Lease expirations	2,105	7,542	10,793	12,324	11,209	773

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	HPA Index Change
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	119.8	124.8	126.8	127.6	130.4	136.5	36.5%
Indianapolis, IN	100.0	106.4	112.3	113.9	116.8	117.4	117.8	117.7	124.3	24.3%
Atlanta, GA	100.0	114.2	122.3	124.7	131.6	132.6	132.0	133.8	141.8	41.8%
Charlotte, NC	100.0	113.4	118.8	120.1	126.2	124.9	126.8	129.5	131.3	31.3%
Greater Chicago area, IL and IN	100.0	111.0	115.1	114.0	119.7	120.9	118.8	118.4	124.1	24.1%
Houston, TX	100.0	110.8	123.1	123.0	126.8	128.6	130.1	126.7	128.9	28.9%
Cincinnati, OH	100.0	104.9	111.2	110.3	114.0	116.5	115.7	113.8	120.4	20.4%
Tampa, FL	100.0	113.0	121.1	123.1	127.5	131.6	132.3	137.3	141.8	41.8%
Jacksonville, FL	100.0	114.2	121.7	121.3	130.8	132.0	127.7	134.3	141.5	41.5%
Nashville, TN	100.0	111.0	117.4	120.6	125.8	126.5	131.1	129.9	138.1	38.1%
Raleigh, NC	100.0	106.7	111.6	114.1	116.9	120.8	120.0	122.6	126.4	26.4%
Phoenix, AZ	100.0	118.0	123.3	125.9	129.4	133.9	135.9	136.7	140.7	40.7%
Columbus, OH	100.0	108.9	114.5	117.2	120.8	123.1	120.8	120.5	127.6	27.6%
Salt Lake City, UT	100.0	109.4	114.5	117.4	120.4	123.7	123.2	125.7	130.5	30.5%
Orlando, FL	100.0	110.3	123.5	124.4	129.3	131.8	135.4	137.0	140.9	40.9%
Las Vegas, NV	100.0	125.1	141.3	141.8	142.9	149.4	149.0	151.2	157.0	57.0%
San Antonio, TX	100.0	101.1	108.0	113.0	117.3	116.0	113.9	117.0	119.7	19.7%
Denver, CO	100.0	111.0	121.5	128.1	134.2	136.4	136.5	140.5	148.7	48.7%
Austin, TX	100.0	110.1	122.2	127.3	133.7	134.3	133.9	138.4	143.2	43.2%
Greenville, SC	100.0	104.1	110.8	114.9	116.7	115.0	117.8	120.6	125.0	25.0%
Average										34.4%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2016. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 3Q16
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	80	428	508	10	$943
Indianapolis, IN	154	233	387	1	23
Miami, FL	17	38	55	71	22,967
Central Valley, CA	6	45	51	—	—
Atlanta, GA	22	21	43	49	4,268
Inland Empire, CA	9	23	32	—	—
Denver, CO	11	15	26	—	—
San Antonio, TX	5	12	17	4	388
Memphis, TN	7	7	14	1	130
Raleigh, NC	5	8	13	1	82
Phoenix, AZ	4	8	12	142	12,384
Dallas-Fort Worth, TX	3	7	10	2	181
Las Vegas, NV	—	10	10	5	391
Nashville, TN	5	4	9	—	—
Tucson, AZ	1	7	8	—	—
Oklahoma City, OK	1	6	7	—	—
Charlotte, NC	3	4	7	7	993
Houston, TX	2	4	6	1	115
Orlando, FL	4	1	5	2	294
Fort Myers, FL	2	2	4	154	12,426
All Other (2)	8	6	14	3	663
Total	349	889	1,238	453	$56,248

(1)	Reflects single-family properties held for sale as of September 30, 2016.

(2)	Represents 8 markets in 5 states.

Share Repurchase History
(Amounts in thousands, except share and per share data)

Board authorization announced on 9/21/15:		$300,000

Quarterly Period	Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
3Q15	3,407,046	$53,679	$15.76
4Q15	226,556	3,601	15.89
1Q16	4,930,783	75,947	15.40
2Q16	1,284,873	20,027	15.59
3Q16	—	—	—
Total	9,849,258	$153,254	$15.56

	Remaining authorization:	$146,746

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
Average change in rent for re-leases is calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
Average change in rent for renewals is calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Core Net Operating Income ("Core NOI"), Same-Home Core NOI and Same-Home Core NOI after capital expenditures
Core NOI and Same-Home Core NOI are supplemental non-GAAP financial measures that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI and Same-Home Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) gain or loss on sale of single-family properties, (5) depreciation and amortization, (6) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (7) noncash share-based compensation expense, (8) interest expense, (9) general and administrative expense, (10) other expenses and (11) other revenues. We further adjust Same-Home Core NOI by subtracting capital expenditures to calculate Same-Home Core NOI after capital expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

We consider Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to be meaningful financial measures because we believe they are helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should be considered only as supplements to net income (loss) as a measure of our performance. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures also should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures for the three and nine months ended September 30, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(21,152)	$(28,616)	$(35,933)	$(64,103)
Dividends on preferred shares	13,669	5,569	26,650	16,707
Noncontrolling interest	7,316	3,109	10,391	10,795
Net (loss) income	(167)	(19,938)	1,108	(36,601)
Remeasurement of preferred shares	2,490	3,000	2,940	2,300
Remeasurement of Series E units	—	525	—	(3,456)
Gain on conversion of Series E units	—	—	(11,463)	—
Loss on early extinguishment of debt	13,408	—	13,408	—
Gain on sale of single-family properties, net	(11,682)	—	(12,574)	—
Depreciation and amortization	75,392	67,800	224,513	180,685
Acquisition fees and costs expensed	1,757	4,153	10,899	14,297
Noncash share-based compensation expense	891	913	2,744	2,343
Interest expense	32,851	23,866	99,309	61,539
General and administrative expense	7,563	6,090	22,966	18,497
Property operating expenses for vacant single-family properties (1)	—	1,370	—	10,264
Other expenses	3,142	1,152	6,482	2,686
Other revenues	(5,214)	(1,771)	(12,811)	(4,780)
Tenant charge-backs	30,808	19,881	72,077	40,215
Expenses reimbursed by tenant charge-backs	(30,808)	(19,881)	(72,077)	(40,215)
Bad debt expense excluded from operating expenses	2,609	2,220	5,092	5,005
Bad debt expense included in revenues	(2,609)	(2,220)	(5,092)	(5,005)
Core net operating income	120,431	87,160	347,521	247,774
Less: Non-Same-Home core net operating income	55,107	28,282	150,384	65,812
Same-Home core net operating income	65,324	58,878	197,137	181,962
Same-Home capital expenditures	5,720	5,798	13,879	18,900
Same-Home core net operating income after capital expenditures	$59,604	$53,080	$183,258	$163,062

(1)	Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the condensed consolidated statements of operations.

EBITDA / Adjusted EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sale / impairment of single-family properties, (3) noncash share-based compensation expense, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(21,152)	$(28,616)	$(35,933)	$(64,103)
Dividends on preferred shares	13,669	5,569	26,650	16,707
Noncontrolling interest	7,316	3,109	10,391	10,795
Net (loss) income	(167)	(19,938)	1,108	(36,601)
Interest expense	32,851	23,866	99,309	61,539
Depreciation and amortization	75,392	67,800	224,513	180,685
EBITDA	$108,076	$71,728	$324,930	$205,623

Noncash share-based compensation expense	891	913	2,744	2,343
Acquisition fees and costs expensed	1,757	4,153	10,899	14,297
(Gain) loss on sale / impairment of single-family properties, net	(11,115)	—	(11,107)	—
Loss on early extinguishment of debt	13,408	—	13,408	—
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	525	—	(3,456)
Remeasurement of preferred shares	2,490	3,000	2,940	2,300
Adjusted EBITDA	$115,507	$80,319	$332,351	$221,107

Economic Occupancy
Economic occupancy is calculated as core revenues divided by the product of (1) average contractual monthly rent, (2) total number of properties and (3) number of months in the period.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net income (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
FFO shares and units includes weighted-average common shares and operating partnership units outstanding.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Retention Rate
Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
Single-family properties that we acquire individually (i.e., not through a bulk purchase) are classified as either stabilized or non-stabilized. A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

Total Debt
Total debt includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of end of period and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Total Equity Capitalization
Total equity capitalization represents the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of end of period) and the current liquidation value of preferred shares as of end of period.

Total Market Capitalization
Total market capitalization includes total equity capitalization and total debt.

Turnover Rate
Turnover rate is calculated as the number of tenant move-outs during the period, divided by total number of properties.

Corporate Information	Executive Management
American Homes 4 Rent	David P. Singelyn
30601 Agoura Road, Suite 200	Chief Executive Officer
Agoura Hills, CA 91301
Phone: (805) 413-5300	Jack Corrigan
Website: www.americanhomes4rent.com	Chief Operating Officer

Investor Relations	Diana M. Laing
Phone: (855) 794-AH4R (2447)	Chief Financial Officer
Email: investors@ah4r.com

Analyst Coverage (1)

Bank of America / Merrill Lynch	FBR Capital Markets & Co	GS Global Investment Research
Jeffrey Spector	David Corak	Andrew Rosivach
jeff.spector@baml.com	dcorak@fbr.com	andrew.rosivach@gs.com
(646) 855-1363	(703) 312-1610	(212) 902-2796

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com
(415) 835-3963	(212) 622-6682	(212) 887-3882

Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities
Richard Hill	Buck Horne	Jeff Donnelly
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com
(212) 761-9840	(727) 567-2561	(617) 603-4262

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com
(212) 993-5833

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.